Exhibit 10.3

REVOLVING CREDIT NOTE

Up to $2,000,000	November 9, 2011

On or before September 30, 2012, for value received, the undersigned, AXION INTERNATIONAL HOLDINGS, INC., a Colorado corporation (“Borrower”), hereby promises to pay to the order of SAMUEL G. ROSE (the “Lender”) or his assigns, as further provided herein, the principal amount of up to Two Million Dollars ($2,000,000) or so much thereof as has been advanced and remains unpaid under the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined in accordance with the provisions hereof and of the Agreement, payable on the first day of each month commencing November 2011, subject to the terms of the Agreement.

Section 1.  Revolving Credit Agreement.  This Revolving Credit Note is the Revolving Credit Note referred to in the Revolving Credit Agreement dated as of the date hereof between the Borrower and the Lender, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated by reference herein.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified.

Section 2.  Interest.  Each Loan shall bear interest on the outstanding principal amount, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Interest Rate for such day; provided, however, that following an Event of Default, each Loan shall bear interest at the Post-Default Rate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be executed on the date above stated.

AXION INTERNATIONAL HOLDINGS, INC.,
a Colorado corporation

By:	/s/ Steve Silverman
Print Name: Steve Silverman
Title: Chief Executive Officer